UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 20, 2013

FORTINET, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1090 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Fortinet, Inc. (“Fortinet” or the “Company”) held on June 20, 2013 (the “Annual Meeting”), there were present in person or by proxy, holders of 149,398,782 shares of common stock, or approximately 92% of the total outstanding shares eligible to be voted. The holders present voted on the four proposals presented at the Annual Meeting as follows:
Proposal One - Election of Directors
Fortinet's stockholders approved the election of two Class I directors to Fortinet's Board of Directors by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ming Hsieh	130,166,252	519,716	18,712,814
Christopher Paisley	115,052,355	15,633,613	18,712,814
Proposal Two - Ratification of Appointment of Independent Registered Accounting Firm
Fortinet's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2013 by the following votes:

Votes For	Votes Against	Abstentions
149,192,871	173,376	32,535
Proposal Three -- Advisory Vote on Executive Compensation
Fortinet's stockholders cast their votes with respect to the advisory vote on Fortinet's executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
128,203,881	2,036,471	445,616	18,712,814
Proposal Four -- Approval of Cash and Equity Incentive Plan
Fortinet's stockholders cast their votes with respect to the approval of Fortinet's Cash and Equity Incentive Plan as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
128,949,758	1,289,872	446,338	18,712,814

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTINET, INC.

Date: June 25, 2013	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel